Exhibit 5.1

CLEARY GOTTLIEB STEEN & HAMILTON LLP

ONE LIBERTY PLAZA

NEW YORK, NY 10006-1470

(212) 225-2000

FACSIMILE (212) 225-3999

WWW. CLEARYGOTTLIEB.COM

WASHINGTON, DC • PARIS • BRUSSELS • LONDON • MOSCOW

FRANKFURT • COLOGNE • ROME • MILAN • HONG KONG

BEIJING • BUENOS AIRES • SÃO PAULO • ABU DHABI • SEOUL

Writer’s Direct Dial: (212) 225-2106

E-Mail: dmclaughlin@cgsh.com

LAURENT ALPERT

VICTOR I. LEWKOW

LESLIE N. SILVERMAN

ROBERT L. TORTORIELLO

LEE C. BUCHHEIT

JAMES M. PEASLEE

THOMAS J. MOLONEY

JONATHAN I. BLACKMAN

MICHAEL L. RYAN

ROBERT P. DAVIS

YARON Z. REICH

RICHARD S. LINCER

STEVEN G. HOROWITZ

JAMES A. DUNCAN

STEVEN M. LOEB

CRAIG B. BROD

MITCHELL A. LOWENTHAL

EDWARD J. ROSEN

LAWRENCE B. FRIEDMAN

NICOLAS GRABAR

CHRISTOPHER E. AUSTIN

SETH GROSSHANDLER

WILLIAM A. GROLL

HOWARD S. ZELBO

DAVID E. BRODSKY

ARTHUR H. KOHN

RICHARD J. COOPER

JEFFREY S. LEWIS

PAUL J. SHIM

STEVEN L. WILNER

ERIKA W. NIJENHUIS

LINDSEE P. GRANFIELD

ANDRES DE LA CRUZ

DAVID C. LOPEZ

CARMEN A. CORRALES

JAMES L. BROMLEY

MICHAEL A. GERSTENZANG

LEWIS J. LIMAN

LEV L. DASSIN

NEIL Q. WHORISKEY

JORGE U. JUANTORENA

MICHAEL D. WEINBERGER

DAVID LEINWAND

DIANA L. WOLLMAN

JEFFREY A. ROSENTHAL

ETHAN A. KLINGSBERG

MICHAEL J. VOLKOVITSCH

MICHAEL D. DAYAN

CARMINE D. BOCCUZZI, JR.

JEFFREY D. KARPF

KIMBERLY BROWN BLACKLOW

ROBERT J. RAYMOND

LEONARD C. JACOBY

SANDRA L. FLOW

FRANCISCO L. CESTERO

FRANCESCA L. ODELL

WILLIAM L. MCRAE

JASON FACTOR

MARGARET S. PEPONIS

LISA M. SCHWEITZER

JUAN G. GIRÁLDEZ

DUANE MCLAUGHLIN

BREON S. PEACE

MEREDITH E. KOTLER

CHANTAL E. KORDULA

BENET J. O’REILLY

DAVID AMAN

ADAM E. FLEISHER

SEAN A. O’NEAL

GLENN P. MCGRORY

MATTHEW P. SALERNO

MICHEAL J. ALBANO

VICTOR L. HOU

ROGER A. COOPER

AMY R. SHAPIRO

JENNIFER KENNEDY PARK

ELIZABETH LENAS

LUKE A. BAREFOOT

PAMELA L. MARCOGLIESE

PAUL M. TIGER

JONATHAN S. KOLODNER

DANIEL ILAN

MEYER H. FEDIDA

ADRIAN R. LEIPSIC

ELIZABETH VICENS

ADAM BRENNEMAN

ARI D. MACKINNON

JAMES E. LANGSTON

RESIDENT PARTNERS

SANDRA M. ROCKS

S. DOUGLAS BORISKY

JUDITH KASSEL

DAVID E. WEBB

PENELOPE L. CHRISTOPHOROU

BOAZ S. MORAG

MARY E. ALCOCK

DAVID H. HERRINGTON

HEIDE H. ILGENFRITZ

HUGH C. CONROY, JR.

KATHLEEN M. EMBERGER

WALLACE L. LARSON, JR.

AVRAM E. LUFT

ANDREW WEAVER

HELENA K. GRANNIS

GRANT M. BINDER

JOHN V. HARRISON

CAROLINE F. HAYDAY

DAVID FLECHNER

RESIDENT COUNSEL

LOUISE M. PARENT

    OF COUNSEL

April 14, 2015

New Media Investment Group Inc.

1345 Avenue of the Americas

New York, New York 10105

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to New Media Investment Group Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the registration statement on Form S-3 (the “Registration Statement”) of the Company, relating to the offering from time to time, together or separately in one or more series (if applicable), of (i) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”); (ii) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”); (iii) fractional interests in shares of Preferred Stock evidenced by depositary receipts (the “Depositary Shares”); and (iv) warrants to purchase equity securities of the Company (the “Warrants”). The Common Stock, Preferred Stock, Depositary Shares and Warrants are referred to herein collectively as the “Securities.”

The Securities being registered under the Registration Statement will have an indeterminate aggregate initial offering price and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

The Depositary Shares are to be issued from time to time under one or more deposit agreements (each such deposit agreement, a “Deposit Agreement”) to be entered into between the Company and the depositary to be named therein.

The Warrants are to be issued from time to time under one or more warrant agreements (each such warrant agreement, a “Warrant Agreement”) to be entered into between the Company and the warrant agent to be named therein.

New Media Investment Group Inc., p. 2

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	the Registration Statement and the documents incorporated by reference therein; and

(b)	copies of the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws certified by the Secretary of State of the State of Delaware and the corporate secretary of the Company, respectively.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1. The Common Stock, including Common Stock to be issued upon conversion, exchange or exercise of any other Security in accordance with its terms, will be validly issued by the Company, fully paid and nonassessable.

2. The Preferred Stock will be validly issued by the Company, fully paid and nonassessable.

3. The Depositary Shares to be sold by the Company, upon the due issuance by the Depositary of depositary receipts (including any master depositary receipt issued in connection therewith) evidencing such Depositary Shares against the deposit of the shares of Preferred Stock in respect thereof in accordance with the provisions of the Deposit Agreement, will be validly issued and the persons in whose names the depositary receipts are registered will be entitled to the rights specified therein and in the Deposit Agreement.

4. The Warrants will be the valid, binding and enforceable obligations of the Company.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, (a) we have assumed that the Company and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Securities, will satisfy, those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

In rendering the foregoing opinions, we have assumed that (i) prior to each issuance of the Securities the Company will authorize the offering and issuance of the Securities and will duly authorize, approve and establish the final terms and conditions thereof, which terms will conform to the descriptions thereof in the Registration Statement, and will not violate any applicable law, conflict with any matter of public policy, result in a default under or breach of any agreement or

New Media Investment Group Inc., p. 3

instrument binding upon the Company or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (ii) prior to the issuance of the Securities, the Board of Directors of the Company will duly authorize, establish and approve the terms of the Preferred Stock as contemplated by the Company’s Restated Certificate of Incorporation, as amended, and the Company will duly authorize, execute and deliver the applicable Deposit Agreement, Warrant Agreement, any other agreement necessary with respect to the Securities or contemplated by such Securities and any agreement governing those Securities or the Registration Statement and will take any other appropriate additional corporate action; (iii) any receipts evidencing Depositary Shares or Warrants and any agreement governing those Securities will be governed by New York law; (iv) the Securities will be offered, issued, sold and delivered in compliance with applicable law and any requirements therefor set forth in any corporate action authorizing such Securities and any agreement governing those Securities and in the manner contemplated by the Registration Statement; (v) the Securities will be offered, sold and delivered to, and paid for by, the purchasers thereof at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, which price, in the case of Common Stock or Preferred Stock, shall not be less than the par value of such Common Stock or Preferred Stock and (vi) if issued in certificated form, certificates representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned, and if issued in book-entry form, the Securities will be duly registered to the extent required by any applicable agreement.

We note that any designation in the Securities or any applicable agreement governing those Securities of the U.S. federal courts sitting in New York City as the venue for actions or proceedings relating to such Securities is (notwithstanding any waiver thereof) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. §1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such an action or proceeding.

The foregoing opinions are limited to the law of the State of New York and the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the Law.

We hereby consent to the use of our name in the prospectus constituting a part of the Registration Statement under the heading “Legal Matters” and in any prospectus supplement related thereto as counsel for the Company that has passed on the validity of the Securities, and to the use of this opinion as a part (Exhibit 5.1) of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

[signature page to follow]

New Media Investment Group Inc., p. 4

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:	/s/ Duane McLaughlin
Duane McLaughlin, a Partner